Exhibit 10.3

EXECUTION COPY

AGREEMENT AND AMENDMENT (this “Agreement”) dated as of July 31, 2008 among SUNGARD FUNDING LLC, a Delaware limited liability company (the “Borrower”), SUNGARD FINANCING LLC, a Delaware limited liability company, FINANCIAL GUARANTY INSURANCE COMPANY, (the “Insurer”), JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”), CITICORP NORTH AMERICA, INC. and DEUTSCHE BANK AG, NEW YORK BRANCH.

PRELIMINARY STATEMENT

Reference is made to the Insured Receivables Credit Agreement (the “Credit Agreement”) dated as of August 11, 2005, by and among the Borrower, the Administrative Agent, the Lenders and Funding Agents Party thereto, and the Insurer, as amended or modified from time to time. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

ARTICLE I

AGREEMENTS

SECTION 1.01 Audit. The Borrower will permit representatives and independent contractors of the Administrative Agent, at any time after the date hereof, during normal business hours, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, to the extent determined by and in the manner specified by the Administrative Agent in its reasonable discretion for the purposes of producing a report for use by the Committed Lenders (the “Audit”).

SECTION 1.02 Standstill Agreement. The Committed Lenders hereby covenant and agree that from the date of this Agreement until the earlier of (a) October 29, 2008 and (b) the later of (x) fourteen (14) days after the completion of the Audit, as determined by and satisfactory to the Administrative Agent in its reasonable discretion and (y) September 29, 2008 (such period, the “Standstill Period”), they shall not cause the Administrative Agent to return the Policy to the Insurer for cancellation as a result of the Insurer failing to maintain a long-term debt rating of BBB+ by Standard and Poor’s Rating Services or Baa1 by Moody’s Investor’s Service. The Borrower hereby acknowledges and agrees that the failure of the Administrative Agent or the Committed Lenders to assert any claim or demand or to enforce any right or remedy under the provisions of the Credit Agreement, the Policy or any Transaction Document, including the failure of the Committed Lenders to cause the Administrative Agent to return the Policy to the Insurer for cancellation as a result of the Insurer failing to maintain a long-term debt rating of BBB+ by Standard and Poor’s Rating Services or Baa1 by Moody’s Investor’s Service during the Standstill Period, shall not limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Committed Lenders or the Administrative Agent under the Credit Agreement, the Policy or any Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Policy or any Transaction Document, all of which, including the right of the Committed Lenders to cause the Administrative Agent to return the Policy to the Insurer for cancellation as a result of the Insurer failing to maintain a long-term debt rating of BBB+ by Standard and Poor’s Rating Services or Baa1 by Moody’s Investor’s Service after the end of the Standstill Period, are expressly ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Policy or any Transaction Document in similar or different circumstances.

SECTION 1.03 Concerning the Insurer. The parties hereto hereby agree that (a) the execution and delivery of this Agreement by the Insurer is expressly conditioned upon, and this Agreement will not be effective until, (x) the payment on July 31, 2008 (1) to the Insurer, of its amendment fee of $500,000 in connection with the execution and delivery of this Agreement and related Policy endorsement, and (2) to Thacher Proffitt & Wood LLP, counsel to the Insurer, $20,000, in payment of its fees and expenses in connection with the execution and delivery of this Agreement and related Policy endorsement and (y) the execution and delivery, on July 31, 2008, of an endorsement to the Policy to the effect set forth in Subsection (b) of this Section 1.03, and (b) the obligation of the Insurer to pay the Guaranteed Interest Payment Amount (as defined in the Policy) under the Policy shall not include any amounts payable solely as a result of the inclusion of Section 3.08 of the Credit Agreement, as added or amended by this Agreement, or the provisos to the definitions of “Used Fee” and “Unused Fee” in the Amended and Restated Fee Letter, dated July 31, 2008, among JPMorgan Chase Bank, N.A., Citicorp North America, Inc., Deutsche Bank, Falcon Asset Securitization LLC, Charta, LLC, Nantucket Funding Corp. and SunGard Funding LLC.

ARTICLE II

AMENDMENTS

SECTION 2.01 Amendments. The Credit Agreement is hereby amended as follows:

(a) Article III of the Credit Agreement is hereby amended by inserting the following new Section 3.08:

“SECTION 3.08. Accounting Based Consolidation Event. If an Accounting Based Consolidation Event shall at any time occur then, upon demand by the Administrative Agent, the Borrower shall pay to the Administrative Agent, for the benefit of the relevant Affected Entity, such amounts as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity or (iii) opportunity cost, internal capital charge or other imputed cost determined by such Affected Entity to be allocable to the Borrower or the transactions contemplated in any Transaction Document in connection therewith, in each case to the extent not otherwise reimbursable by the Borrower pursuant to Section 3.04(b). Amounts under this Section 3.08 may be demanded at any time without regard to the timing of issuance of any financial statement by the Borrower or by any Affected Entity. The Borrower shall pay to such Affected Entity such amounts within fifteen (15) days after receipt of such demand.”

(b) Section 3.06(b) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03, 3.04 or 3.08, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided, however, that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.”

(c) Section 3.07 of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Amounts payable by the Borrower under Sections 3.01, 3.04, 3.05 and 3.08 are payable only to the extent that funds are available under Section 2.03(c)(vii).”

(d) Article XI of the Credit Agreement is hereby amended by inserting the following new Section 11.22:

“SECTION 11.22. Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Commitment and any rights to payment of interest, principal and other amounts) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of either the Borrower or the Agents or any other party hereto; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.”

(e) Annex A of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of the Borrower that are subject to any Transaction Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of the Borrower shall occur.

“Affected Entity” means (i) any Committed Lender, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to the Borrower, (iii) any agent, administrator or manager of the Borrower, or (iv) any bank holding company in respect of any of the foregoing.

“Audit” means the audit required to be performed pursuant to Section 1.01 of the Agreement and Amendment dated as of July 31, 2008 among the Borrower, SunGard Financing LLC, the Insurer, and the Committed Lenders.

“Step-Down Date” means October 29, 2008.

(f) Annex A of the Credit Agreement is hereby further amended by deleting the definition of the term “Applicable Rate” in its entirety and replacing it with the following (it being understood that the Applicable Rate as set forth below shall be effective for the period commencing on the Effective Date):

“Applicable Rate” means 0.00% with respect to CP Rate Loans, and 1.00% with respect to LIBO Rate Loans and Base Rate Loans.

(g) Annex A of the Credit Agreement is hereby further amended by deleting the definition of the term “Facility Limit” in its entirety and replacing it with the following:

“Facility Limit” means $450,000,000, as reduced from time to time pursuant to Section 2.04 of the Credit Agreement, or increased from time to time upon the request of the Borrower subject to the consents required pursuant to Section 11.01 of the Credit Agreement; provided, however, that from and after the Step-Down Date the Facility Limit shall be an amount notified in writing by the Administrative Agent (on behalf of the Committed Lenders) to the Borrower, which amount shall be necessary, as determined by the unanimous consent of the Committed Lenders in their sole discretion, for the SunGard Insured Receivables Facility to have an implied rating of A by S&P and A2 by Moody’s to the satisfaction of each Committed Lender, and which amount shall reflect the absence of funding availability for Receivables in respect of which the related services have not yet been performed; provided, further, however, that if the

Committed Lenders are unable to unanimously agree on such amount prior to the Step-Down Date, the Facility Limit from and after the Step-Down Date shall be $200,000,000.

ARTICLE III

MISCELLANEOUS

SECTION 3.01 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other customary means of electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 3.02 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 3.03 GOVERNING LAW. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

SECTION 3.04 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.04 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 3.05 Effectiveness. This Agreement shall become effective on the date on which (a) the conditions set forth in Section 1.03(a) have been satisfied, (b) the Committed Lenders have received payment of all other fees due and payable, and (c) this Agreement shall have been executed and delivered by each of the Insurer, SunGard Funding LLC, SunGard Financing LLC and each of the Committed Lenders (such date, the “Effective Date”).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SUNGARD FUNDING LLC

by: SUNGARD FINANCING LLC, its Member

/s/ Michael Ruane
Name: Michael Ruane Title: President, Treasurer and Asst. Secretary

SUNGARD FINANCING LLC
by	/s/ Michael Ruane
Name: Michael Ruane Title: President, Treasurer and Asst. Secretary

JPMORGAN CHASE BANK, N.A.
by	/s/ Stephanie Lis
Name: Stephanie Lis Title: Vice President

CITICORP NORTH AMERICA, INC.
by	/s/ Tom Sullivan
Name: Tom Sullivan Title: Vice President

DEUTSCHE BANK AG, New York Branch,
by	/s/ Michael Cheng
Name: Michael Cheng Title: Director

by	/s/ Sergey Moiseyenko
Name: Sergey Moiseyenko Title: Vice President

FINANCIAL GUARANTY INSURANCE COMPANY, as Insurer
by	/s/ Kenneth L. Degen
Name: Kenneth L. Degen Title: Sr. Managing Director